Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 October 18, 2021
www.zionsbancorporation.com
Third Quarter 2021 Financial Results: FOR IMMEDIATE RELEASE
Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. reports: 3Q21 Net Earnings of $234 million, diluted EPS of $1.45 compared with 3Q20 Net Earnings of $167 million, diluted EPS of $1.01, and 2Q21 Net Earnings of $345 million, diluted EPS of $2.08

THIRD QUARTER RESULTS

$1.45	$234 million	2.68%	10.9%
Net earnings per diluted common share	Net Earnings	Net interest margin (“NIM”)	Common Equity Tier 1

THIRD QUARTER HIGHLIGHTS¹

Net Interest Income and NIM	•	Net interest income remained stable at $555 million
	•	NIM was 2.68%, compared with 3.06%, and continued to be significantly impacted by low interest rates and higher average money market balances of $12.7 billion, compared with $3.1 billion
Operating Performance	•	Pre-provision net revenue ("PPNR") was $272 million, down 2%, and adjusted PPNR² was $290 million, up 9%
	•	Noninterest expense was $429 million, down 3%, and adjusted noninterest expense² was $432 million, down 2%
	•	The efficiency ratio² was 59.8%, compared with 62.2%

Loans and Credit Quality	•	Loans and leases were $50.7 billion, down $4.1 billion, or 7%; excluding PPP, loans and leases were $47.6 billion, down $0.3 billion, or 1%
	•	Nonperforming assets[3] were $324 million, or 0.7%, of loans (ex-PPP), compared with $372 million, or 0.8%, of loans (ex-PPP)
	•	The provision for credit losses was a negative $46 million, compared with a positive $55 million
	•	The allowance for credit losses was 1.1% of loans (ex-PPP), compared with 1.9% of loans (ex-PPP)

Capital	•	The CET1 capital ratio was 10.9%, compared with 10.4%
	•	Common stock repurchases of $325 million, 5.8 million shares, or 3.6% of shares outstanding as of June 30, 2021

Notable items	•
Net unrealized loss related to SBIC investment in Recursion Pharmaceuticals, Inc. of $24 million ($28 million fair value adjustment less $4 million reversal of an accrued success fee), compared with a net unrealized gain of $54 million ($63 million fair value adjustment less $9 million success fee accrual) in second quarter of 2021

	•	About 19,000 PPP loans were forgiven by the SBA, totaling $1.5 billion, which contributed $41 million of interest income through accelerated recognition of net unamortized deferred fees
	•	Deposits were $77.9 billion, up $10.8 billion, or 16%, resulting in a loan-to-deposit ratio of 65%

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “We are pleased with the quarter’s financial results. Following several quarters of weak loan demand, we’re particularly encouraged by the loan growth we reported during the quarter, which, excluding PPP loans, was 5.6% on an annualized basis. We also reported continued strong deposit growth at an annualized pace of 9.3%. Credit outcomes remained strong, with net recoveries at an annualized 0.01% of total loans, and one of the lowest gross charge-off rates in a number of years. These positive outcomes, together with an improving economic outlook, produced a $46 million reversal of loss reserves into income.”

Mr. Simmons continued, “We’re optimistic that, despite lingering supply chain issues and a tight labor market, the economy seems poised for continued growth over the next several quarters as, thanks to a great deal of government stimulus, consumers and most businesses are emerging from the pandemic in relatively strong condition.”

OPERATING PERFORMANCE[3]
1 Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
2 Adjusted PPNR for the third quarter of 2020 included a one-time $30 million charitable contribution, and when excluded, PPNR was $307 million and adjusted PPNR was $297 million. For information on non-GAAP financial measures, see pages 15-17.
3 Does not include banking premises held for sale.
4 EPS calculations assume a 24.5% statutory tax rate.

ZIONS BANCORPORATION, N.A.
Press Release – Page 2
October 18, 2021
Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions)	3Q21	2Q21	3Q20	$	%	$	%
Interest and fees on loans	$484	$492	$505	$(8)	(2)%	$(21)	(4)%
Interest on money market investments	7	4	2	3	75	5	NM
Interest on securities	78	74	74	4	5	4	5
Total interest income	569	570	581	(1)	—	(12)	(2)
Interest on deposits	7	7	18	—	—	(11)	(61)
Interest on short- and long-term borrowings	7	8	8	(1)	(13)	(1)	(13)
Total interest expense	14	15	26	(1)	(7)	(12)	(46)
Net interest income	$555	$555	$555	$—	—	$—	—
				bps		bps
Yield on interest-earning assets[1]	2.75%	2.86%	3.20%	(11)		(45)
Rate paid on total deposits and interest-bearing liabilities[1]	0.07%	0.08%	0.15%	(1)		(8)
Cost of total deposits[1]	0.03%	0.04%	0.11%	(1)		(8)
Net interest margin[1]	2.68%	2.79%	3.06%	(11)		(38)
1 Rates are calculated using amounts in thousands and taxable-equivalent rates are used where applicable.
Net interest income remained stable at $555 million in the third quarter of 2021. Total interest income decreased $12 million, or 2%, primarily due to a $21 million decrease in interest and fees on loans, partially offset by a $5 million increase in interest on money market investments, and a $4 million increase in interest on securities. The decrease in total interest income was primarily attributable to the low interest rate environment. Interest expense decreased $12 million, or 46%, largely due to an $11 million decline in interest paid on deposits, which was also attributable to low interest rates.
The net interest margin was 2.68%, compared with 3.06% in the same prior year period. The yield on average interest-earning assets was 2.75% in the third quarter of 2021, a decrease of 45 basis points, compared with the same prior year quarter. Average money market investments, including short-term deposits held at the Federal Reserve, increased to 15.3% of average interest-earning assets, compared with 4.3% in the same prior year period. This increase had a significant dilutive effect on the net interest margin.
Average interest-earning assets included $3.8 billion of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”). During the third quarter of 2021, about 19,000 PPP loans, totaling $1.5 billion, received forgiveness by the SBA. Total interest income from PPP loans was $63 million during the third quarter of 2021, of which, $41 million was related to accelerated recognition of net unamortized deferred fees on these loans due to forgiveness. At September 30, 2021, unamortized net origination fees related to the PPP loans totaled approximately $83 million.
The yield on loans increased 14 basis points from the third quarter of 2020, primarily due to accelerated amortization of deferred fees on forgiven PPP loans. Excluding PPP loans, the yield on loans decreased 18 basis points from the third quarter of 2020. The yield on non-PPP loans originated during the third quarter of 2021 was moderately less than the yield on loans maturing or otherwise paying down. The yield on securities decreased 41 basis points from the third quarter of 2020, primarily due to lower yields on re-investment of principal payments and other purchases throughout the previous four quarters.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
October 18, 2021
The annualized cost of total deposits for the third quarter of 2021 was 0.03%, compared with 0.11% for the third quarter of 2020. The rate paid on total deposits and interest-bearing liabilities was 0.07%, a decrease from 0.15% during the third quarter of 2020, which was primarily due to low deposit rates and strong noninterest bearing deposit growth. Average noninterest bearing deposits as a percentage of total deposits were 50% for the third quarter of 2021, compared with 46% for the same prior year period.

Noninterest Income
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions)	3Q21	2Q21	3Q20	$	%	$	%
Commercial account fees	$34	$34	$32	$—	—%	$2	6%
Card fees	25	24	21	1	4	4	19
Retail and business banking fees	20	18	17	2	11	3	18
Loan-related fees and income	27	21	32	6	29	(5)	(16)
Capital markets and foreign exchange fees	17	17	16	—	—	1	6
Wealth management fees	13	12	10	1	8	3	30
Other customer-related fees	15	13	11	2	15	4	36
Customer-related fees	151	139	139	12	9	12	9
Fair value and nonhedge derivative income (loss)	2	(5)	8	7	NM	(6)	(75)
Dividends and other income	9	8	6	1	13	3	50
Securities gains (losses), net	(23)	63	4	(86)	NM	(27)	NM
Total noninterest income	$139	$205	$157	$(66)	(32)	$(18)	(11)

Total customer-related fees increased $12 million to $151 million from the prior year quarter, primarily due to improved customer transaction volume, new client activity, and deepening of existing client relationships. Loan-related fees and income decreased $5 million, primarily due to a decline in our residential mortgage originations held for sale.
Securities gains and losses decreased $27 million from the third quarter of 2020, largely as a result of a $28 million unrealized loss (compared with a $63 million unrealized gain in the second quarter of 2021) relating to our SBIC investment in Recursion Pharmaceuticals, Inc. This investment will continue to be marked-to-market until the SBIC fund manager divests of the shares, which are subject to a minimum 180-day lock-up period from the initial offering in April 2021. During the second quarter of 2021, we accrued an associated success fee of $9 million in other noninterest expense, and reversed $4 million of this accrual during the current quarter based on the fair value of the investment.
We recognized a $2 million gain related to a credit valuation adjustment (“CVA”) on client-related interest rate swaps, compared with a $8 million CVA gain in the third quarter of 2020. The CVA gain for the current quarter was primarily due to improvements in the credit quality of our clients with interest rate swaps, as well as changes in interest rates, which decreased the value of, and our credit exposure to, the client-related interest rate swaps.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
October 18, 2021

Noninterest Expense
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions)	3Q21	2Q21	3Q20	$	%	$	%
Salaries and employee benefits	$285	$272	$269	$13	5%	$16	6%
Occupancy, net	33	33	33	—	—	—	—
Furniture, equipment and software, net	31	32	32	(1)	(3)	(1)	(3)
Other real estate expense, net	—	—	—	—	—	—	—
Credit-related expense	7	6	6	1	17	1	17
Professional and legal services	16	17	12	(1)	(6)	4	33
Advertising	4	4	7	—	—	(3)	(43)
FDIC premiums	5	6	7	(1)	(17)	(2)	(29)
Other	48	58	76	(10)	(17)	(28)	(37)
Total noninterest expense	$429	$428	$442	$1	—	$(13)	(3)
Adjusted noninterest expense [1]	$432	$419	$440	$13	3	$(8)	(2)
1 For information on non-GAAP financial measures, see pages 15-17.
Noninterest expense declined $13 million, when compared with the third quarter of 2020. The decline was largely attributable to a $28 million decrease in other noninterest expense that was primarily due to a $30 million donation to our charitable foundation during the third quarter of 2020, which was related to the origination fees earned on PPP loans. Salaries and benefits expense increased $16 million, or 6%, primarily due to higher incentive compensation and profit sharing as a result of improved profitability. Professional and legal services expense increased $4 million, or 33%, mainly due to various technology-related and other outsourced services.
Adjusted noninterest expense decreased $8 million, or 2%, to $432 million, compared with $440 million for the same prior year quarter, primarily due to the decrease in other noninterest expense previously discussed. The efficiency ratio was 59.8%, compared with 62.2% for the third quarter of 2020. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 15-17.
BALANCE SHEET ANALYSIS

Asset Quality
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions)	3Q21	2Q21	3Q20	bps		bps
Ratio of nonperforming assets[1] to loans and leases and other real estate owned	0.64%	0.60%	0.68%	4		(4)
Annualized ratio of net loan and lease charge-offs to average loans	(0.01)%	(0.02)%	0.38%	1		(39)
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.04%	1.12%	1.68%	(8)		(64)
Ratio of total allowance for credit losses to loans[1] and leases outstanding (excluding PPP loans), at period end	1.11%	1.22%	1.91%	(11)		(80)
				$	%	$	%
Classified loans	$1,397	$1,557	$1,639	$(160)	(10)%	$(242)	(15)%
Nonperforming assets[2]	324	308	372	16	5	(48)	(13)
Net loan and lease charge-offs (recoveries)	(1)	(2)	52	1	50	(53)	NM
Provision for credit losses	(46)	(123)	55	77	63	(101)	NM
1 Does not include loans held for sale.
2 Does not include banking premises held for sale.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
October 18, 2021
Net loan and lease recoveries were $1 million in the third quarter of 2021, compared with net charge-offs of $52 million in the prior year quarter. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases (ex-PPP) was 0.69%, compared with 0.78% for the third quarter of 2020, and the ratio of classified loans to total loans and leases (ex-PPP) was 2.9%, compared with 3.4%, for the prior year quarter.
We recorded a negative $46 million provision for credit losses, compared with a positive $55 million provision for the third quarter of 2020. The allowance for credit losses (“ACL”) was $529 million at September 30, 2021, compared with $917 million at September 30, 2020. The decrease in the ACL was due largely to improvements in economic forecasts and credit quality, compared with the economic stress caused by the COVID-19 pandemic in the prior year period. The ratio of total ACL to total loans and leases (ex-PPP) was 1.11% at September 30, 2021, compared with 1.91% at September 30, 2020.

Loans and Leases
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions)	3Q21	2Q21	3Q20	$	%	$	%
Loans held for sale	$67	$66	$89	$1	2%	$(22)	(25)%
Loans and leases:
Commercial – excluding PPP loans	25,369	24,700	24,704	669	3	665	3
Commercial – PPP loans	3,080	4,461	6,810	(1,381)	(31)	(3,730)	(55)
Commercial real estate	12,153	12,108	12,027	45	—	126	1
Consumer	10,076	10,129	11,204	(53)	(1)	(1,128)	(10)
Loans and leases, net of unearned income and fees	50,678	51,398	54,745	(720)	(1)	(4,067)	(7)
Less allowance for loan losses	491	535	853	(44)	(8)	(362)	(42)
Loans and leases held for investment, net of allowance	$50,187	$50,863	$53,892	$(676)	(1)	$(3,705)	(7)

Unfunded lending commitments and letters of credit	$26,138	$25,689	$24,845	$449	2	$1,293	5

Loans and leases, net of unearned income and fees, decreased $4.1 billion, or 7%, to $50.7 billion at September 30, 2021, from $54.7 billion at September 30, 2020, primarily due to the forgiveness of PPP loans. Excluding PPP loans, total loans and leases decreased $0.3 billion, or 1%, to $47.6 billion at September 30, 2021. Within commercial loans, a $0.7 billion increase in municipal loans and a $0.3 billion increase in owner occupied loans were partially offset by a $0.3 billion decrease in commercial and industrial loans. Commercial real estate construction and land development loans increased $0.5 billion. Consumer 1-4 family residential mortgage loans decreased $1.1 billion, primarily due to continued refinancing activity. Unfunded lending commitments and letters of credit increased $1.3 billion, or 5%, to $26.1 billion at September 30, 2021, primarily due to growth in our home equity credit line and commercial and industrial loan portfolios as well as a decrease in commitment utilization.

Deposits and Borrowed Funds
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions)	3Q21	2Q21	3Q20	$	%	$	%
Noninterest-bearing demand	$39,150	$38,128	$31,338	$1,022	3%	$7,812	25%
Interest-bearing:
Savings and money market	37,046	36,037	32,305	1,009	3	4,741	15
Time	1,688	1,940	3,451	(252)	(13)	(1,763)	(51)
Total deposits	$77,884	$76,105	$67,094	$1,779	2	$10,790	16
Borrowed funds:
Federal funds purchased and other short-term borrowings	$579	$741	$1,252	$(162)	(22)	$(673)	(54)
Long-term debt	1,020	1,308	1,347	(288)	(22)	(327)	(24)
Total borrowed funds	$1,599	$2,049	$2,599	$(450)	(22)	$(1,000)	(38)

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
October 18, 2021
Total deposits increased $10.8 billion, or 16%, to $77.9 billion at September 30, 2021, primarily due to a $7.8 billion increase in noninterest-bearing deposits. Average total deposits increased to $77.4 billion, compared with $66.5 billion for the third quarter of 2020. Average noninterest-bearing deposits increased 24% to $38.3 billion, from $30.8 billion for the prior year quarter, and were 50% and 46% of average total deposits, respectively, for the same periods.
Total borrowed funds decreased $1.0 billion, or 38%, to $1.6 billion at September 30, 2021. Average borrowed funds decreased to $1.8 billion, compared with $2.4 billion for the prior year quarter. The decrease in long-term debt was primarily due to the maturity of $281 million of 3-year, 3.50% senior notes during the current quarter. The decrease in overall borrowed funds continues to reflect less reliance on federal funds purchased and other short-term borrowings due to strong deposit growth, which significantly exceeded earning asset growth over this period.

Shareholders’ Equity
				3Q21 - 2Q21		3Q21 - 3Q20
(In millions, except share data)	3Q21	2Q21	3Q20	$	%	$	%
Shareholders’ equity:
Preferred stock	$440	$440	$566	$—	—%	$(126)	(22)%
Common stock and additional paid-in capital	2,245	2,565	2,680	(320)	(12)	(435)	(16)
Retained earnings	5,025	4,853	4,090	172	4	935	23
Accumulated other comprehensive income	64	175	332	(111)	(63)	(268)	(81)
Total shareholders' equity	$7,774	$8,033	$7,668	$(259)	(3)	$106	1
Capital distributions:
Common dividends paid	$62	$56	$56	$6	11	$6	11
Bank common stock repurchased	325	100	50	225	NM	275	NM
Total capital distributed to common shareholders	$387	$156	$106	$231	NM	$281	NM

				shares	%	shares	%
Weighted average diluted common shares outstanding (in thousands)	160,480	163,054	163,779	(2,574)	(2)%	(3,299)	(2)%
Common shares outstanding, at period end (in thousands)	156,530	162,248	164,009	(5,718)	(4)	(7,479)	(5)
During the third quarter of 2021, the common stock dividend increased to $0.38 per share, from $0.34 during the prior year quarter. Weighted average diluted shares outstanding decreased 3.3 million from the third quarter of 2020, primarily due to share repurchases. During the third quarter of 2021, we repurchased 5.8 million common shares outstanding for $325 million, which is equivalent to 3.6% of common stock outstanding as of June 30, 2021.
Preferred stock decreased $126 million due to the redemption of the outstanding shares of our 5.75% Series H Non-Cumulative Perpetual Preferred Stock at par value during the second quarter of 2021. Accumulated other comprehensive income decreased $268 million to $64 million at September 30, 2021, primarily due to decreases in the fair value of available-for-sale securities as a result of changes in interest rates.
Tangible book value per common share increased to $40.37 at September 30, 2021, compared with $37.11 at September 30, 2020. Basel III common equity tier 1 (“CET1”) capital was $6.2 billion at September 30, 2021 and $5.8 billion at September 30, 2020. The estimated Basel III CET1 capital ratio was 10.9% at September 30, 2021, compared with 10.4% at September 30, 2020. For information on non-GAAP financial measures, see pages 15-17.
Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 18, 2021). Media representatives, analysts, investors, and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 7682874, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
October 18, 2021
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $2.8 billion in 2020 and more than $85 billion of total assets. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending, recently ranking as the tenth largest provider in the U.S. of the SBA’s Paycheck Protection Program loans (including both rounds). In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, industry trends, and results or regulatory outcomes to differ materially from those expressed or implied. Forward-looking statements include, among others:
•statements with respect to the beliefs, plans, objectives, goals, targets, commitments, designs, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Zions Bancorporation, National Association and its subsidiaries (collectively “Zions Bancorporation, N.A.,” “the Bank,” “we,” “our,” “us”); and
•statements preceded by, followed by, or that include the words “may,” “might,” “can,” “continue,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “forecasts,” “expect,” “intend,” “target,” “commit,” “design,” “plan,” “projects,” “will,” and the negative thereof and similar words and expressions.
These forward-looking statements are not guarantees, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results and outcomes may differ materially from those presented.
Although this list is not comprehensive, important factors that may cause such material differences include changes in general economic and industry conditions; changes and uncertainties in legislation and fiscal, monetary, regulatory, trade and tax policies; changes in interest rates and uncertainty regarding the transition away from the
London Interbank Offered Rate (“LIBOR”) toward other reference rates; the quality and composition of our loan and securities portfolios; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services; our ability to execute our strategic plans, manage our risks, and achieve our business objectives; our ability to develop and maintain information security systems and controls designed to guard against fraud, cyber, and privacy risks; and the effects of the COVID-19 pandemic or other national or international crises or conflicts that may occur in the future and governmental responses to such matters.
These factors, risks, and uncertainties, among others, are discussed in our 2020 Form 10-K and subsequent filings with the Securities and Exchange Commission (SEC) and are available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 16th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
We caution against the undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except to the extent required by law, we specifically disclaim any obligation to update any factors or to publicly announce the revisions to any of the forward-looking statements included herein to reflect future events or developments.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
October 18, 2021
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
BALANCE SHEET [1]
Loans held for investment, net of allowance	$50,187	$50,863	$52,826	$52,699	$53,892
Total assets	88,306	87,208	85,121	81,479	78,357
Deposits	77,884	76,105	73,853	69,653	67,094
Total shareholders’ equity	7,774	8,033	7,933	7,886	7,668
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$234	$345	$314	$275	$167
Net interest income	555	555	545	550	555
Taxable-equivalent net interest income [2]	562	562	553	557	562
Total noninterest income	139	205	169	166	157
Total noninterest expense	429	428	435	424	442
Adjusted pre-provision net revenue [2]	290	290	253	280	267
Provision for credit losses	(46)	(123)	(132)	(67)	55
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.45	$2.08	$1.90	$1.66	$1.01
Dividends	0.38	0.34	0.34	0.34	0.34
Book value per common share [1]	46.85	46.80	44.98	44.61	43.30
Tangible book value per common share [1,2]	40.37	40.54	38.77	38.42	37.11
Weighted average share price	54.78	55.86	51.34	36.86	32.09
Weighted average diluted common shares outstanding (in thousands)	160,480	163,054	163,887	163,900	163,779
Common shares outstanding (in thousands) [1]	156,530	162,248	163,800	164,090	164,009
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.08%	1.65%	1.57%	1.41%	0.89%
Return on average common equity	12.3%	18.6%	17.4%	15.3%	9.4%
Return on average tangible common equity [2]	14.2%	21.6%	20.2%	17.8%	11.0%
Net interest margin	2.68%	2.79%	2.86%	2.95%	3.06%
Cost of total deposits, annualized	0.03%	0.04%	0.05%	0.08%	0.11%
Efficiency ratio [2]	59.8%	59.1%	63.5%	60.2%	62.2%
Effective tax rate	22.8%	22.2%	21.7%	20.9%	18.6%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.64%	0.60%	0.61%	0.69%	0.68%
Annualized ratio of net loan and lease charge-offs to average loans	(0.01)%	(0.02)%	0.06%	0.11%	0.38%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.04%	1.12%	1.30%	1.56%	1.68%
Full-time equivalent employees	9,641	9,727	9,682	9,678	9,726
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital [3]	$6,236	$6,383	$6,206	$6,013	$5,804
Risk-weighted assets [3]	57,459	56,339	55,402	55,866	55,654
Tangible common equity ratio	7.2%	7.6%	7.6%	7.8%	7.9%
Common equity tier 1 capital ratio [3]	10.9%	11.3%	11.2%	10.8%	10.4%
Tier 1 leverage ratio [3]	7.6%	8.0%	8.3%	8.3%	8.3%
Tier 1 risk-based capital ratio [3]	11.6%	12.1%	12.2%	11.8%	11.4%
Total risk-based capital ratio [3]	13.6%	14.2%	14.5%	14.1%	13.7%
1 At period end.
2    For information on non-GAAP financial measures, see pages 15-17.
3 Current period ratios and amounts represent estimates.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
October 18, 2021
CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$597	$525	$576	$543	$576
Money market investments:
Interest-bearing deposits	9,442	10,086	8,427	1,074	856
Federal funds sold and security resell agreements	1,858	1,714	1,315	5,765	2,804
Investment securities:
Held-to-maturity[1], at amortized cost	459	620	583	636	592
Available-for-sale, at fair value	20,461	18,170	16,644	15,731	14,662
Trading account, at fair value	305	181	189	266	198
Total securities, net of allowance	21,225	18,971	17,416	16,633	15,452
Loans held for sale	67	66	77	81	89
Loans and leases, net of unearned income and fees	50,678	51,398	53,472	53,476	54,745
Less allowance for loan losses	491	535	646	777	853
Loans held for investment, net of allowance	50,187	50,863	52,826	52,699	53,892
Other noninterest-bearing investments	868	895	815	817	830
Premises, equipment and software, net	1,282	1,239	1,236	1,209	1,187
Goodwill and intangibles	1,015	1,015	1,016	1,016	1,016
Other real estate owned	21	23	3	4	6
Other assets	1,744	1,811	1,414	1,638	1,649
Total assets	$88,306	$87,208	$85,121	$81,479	$78,357
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$39,150	$38,128	$35,882	$32,494	$31,338
Interest-bearing:
Savings and money market	37,046	36,037	35,762	34,571	32,305
Time	1,688	1,940	2,209	2,588	3,451
Total deposits	77,884	76,105	73,853	69,653	67,094
Federal funds purchased and other short-term borrowings	579	741	1,032	1,572	1,252
Long-term debt	1,020	1,308	1,299	1,336	1,347
Reserve for unfunded lending commitments	38	39	49	58	64
Other liabilities	1,011	982	955	974	932
Total liabilities	80,532	79,175	77,188	73,593	70,689
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	440	440	566	566	566
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	2,245	2,565	2,653	2,686	2,680
Retained earnings	5,025	4,853	4,566	4,309	4,090
Accumulated other comprehensive income	64	175	148	325	332
Total shareholders’ equity	7,774	8,033	7,933	7,886	7,668
Total liabilities and shareholders’ equity	$88,306	$87,208	$85,121	$81,479	$78,357
[1] Held-to-maturity (approximate fair value)	$461	$622	$584	$640	$596
[2] Common shares (issued and outstanding)	156,530	162,248	163,800	164,090	164,009
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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
October 18, 2021
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Interest income:
Interest and fees on loans	$484	$492	$488	$499	$505
Interest on money market investments	7	4	3	3	2
Interest on securities	78	74	71	69	74
Total interest income	569	570	562	571	581
Interest expense:
Interest on deposits	7	7	9	13	18
Interest on short- and long-term borrowings	7	8	8	8	8
Total interest expense	14	15	17	21	26
Net interest income	555	555	545	550	555
Provision for credit losses:
Provision for loan losses	(45)	(113)	(123)	(61)	45
Provision for unfunded lending commitments	(1)	(10)	(9)	(6)	10
Total provision for credit losses	(46)	(123)	(132)	(67)	55
Net interest income after provision for credit losses	601	678	677	617	500
Noninterest income:
Commercial account fees	34	34	32	32	32
Card fees	25	24	21	22	21
Retail and business banking fees	20	18	17	18	17
Loan-related fees and income	27	21	25	25	32
Capital markets and foreign exchange fees	17	17	15	19	16
Wealth management fees	13	12	12	10	10
Other customer-related fees	15	13	11	13	11
Customer-related fees	151	139	133	139	139
Fair value and nonhedge derivative income (loss)	2	(5)	18	8	8
Dividends and other income	9	8	7	7	6
Securities gains (losses), net	(23)	63	11	12	4
Total noninterest income	139	205	169	166	157
Noninterest expense:
Salaries and employee benefits	285	272	288	277	269
Occupancy, net	33	33	33	33	33
Furniture, equipment and software, net	31	32	32	30	32
Other real estate expense, net	—	—	—	1	—
Credit-related expense	7	6	6	6	6
Professional and legal services	16	17	20	19	12
Advertising	4	4	5	6	7
FDIC premiums	5	6	7	6	7
Other	48	58	44	46	76
Total noninterest expense	429	428	435	424	442
Income before income taxes	311	455	411	359	215
Income taxes	71	101	89	75	40
Net income	240	354	322	284	175
Preferred stock dividends	(6)	(9)	(8)	(9)	(8)
Net earnings applicable to common shareholders	$234	$345	$314	$275	$167
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	160,221	162,742	163,551	163,658	163,608
Diluted shares (in thousands)	160,480	163,054	163,887	163,900	163,779
Net earnings per common share:
Basic	$1.45	$2.08	$1.90	$1.66	$1.01
Diluted	1.45	2.08	1.90	1.66	1.01
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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
October 18, 2021
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial:
Commercial and industrial	$13,230	$12,947	$12,843	$13,444	$13,543
PPP	3,080	4,461	6,465	5,572	6,810
Leasing	293	307	310	320	319
Owner occupied	8,446	8,231	8,112	8,185	8,136
Municipal	3,400	3,215	3,234	2,951	2,706
Total commercial	28,449	29,161	30,964	30,472	31,514
Commercial real estate:
Construction and land development	2,843	2,576	2,443	2,345	2,298
Term	9,310	9,532	9,617	9,759	9,729
Total commercial real estate	12,153	12,108	12,060	12,104	12,027
Consumer:
Home equity credit line	2,834	2,727	2,695	2,745	2,797
1-4 family residential	6,140	6,269	6,630	6,969	7,209
Construction and other consumer real estate	584	593	589	630	633
Bankcard and other revolving plans	395	415	409	432	431
Other	123	125	125	124	134
Total consumer	10,076	10,129	10,448	10,900	11,204
Loans and leases, net of unearned income and fees	$50,678	$51,398	$53,472	$53,476	$54,745

Nonperforming Assets
(Unaudited)

(In millions)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Nonaccrual loans[1]	$323	$307	$324	$367	$366
Other real estate owned[2]	1	1	3	4	6
Total nonperforming assets	$324	$308	$327	$371	$372
Ratio of nonperforming assets to loans[1] and leases and other real estate owned[2]	0.64%	0.60%	0.61%	0.69%	0.68%
Accruing loans past due 90 days or more	$4	$6	$9	$12	$9
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.01%	0.01%	0.02%	0.02%	0.02%
Nonaccrual loans and accruing loans past due 90 days or more	$327	$313	$333	$379	$375
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.64%	0.61%	0.62%	0.71%	0.68%
Accruing loans past due 30-89 days	$114	$29	$100	$112	$58
Restructured loans included in nonaccrual loans	121	128	134	113	84
Restructured loans on accrual	231	330	280	198	197
Classified loans	1,397	1,557	1,660	1,641	1,639
1 Includes loans held for sale.
2 Does not include banking premises held for sale.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
October 18, 2021
Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Allowance for Loan Losses
Balance at beginning of period	$535	$646	$777	$853	$860
Provision for loan losses	(45)	(113)	(123)	(61)	45
Loan and lease charge-offs	8	8	21	21	58
Less: Recoveries	9	10	13	6	6
Net loan and lease charge-offs	(1)	(2)	8	15	52
Balance at end of period	$491	$535	$646	$777	$853
Ratio of allowance for loan losses to loans[1] and leases, at period end	0.97%	1.04%	1.21%	1.45%	1.56%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	152%	175%	199%	212%	242%
Annualized ratio of net loan and lease charge-offs to average loans	(0.01)%	(0.02)%	0.06%	0.11%	0.38%
Annualized ratio of net loan and lease charge-offs to average loans (excluding PPP loans)	(0.01)%	(0.02)%	0.07%	0.13%	0.43%
Reserve for Unfunded Lending Commitments
Balance at beginning of period	$39	$49	$58	$64	$54
Provision for unfunded lending commitments	(1)	(10)	(9)	(6)	10
Balance at end of period	$38	$39	$49	$58	$64
Allowance for Credit Losses
Allowance for loan losses	$491	$535	$646	$777	$853
Reserve for unfunded lending commitments	38	39	49	58	64
Total allowance for credit losses	$529	$574	$695	$835	$917
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.04%	1.12%	1.30%	1.56%	1.68%
Ratio of total allowance for credit losses to loans[1] and leases outstanding (excluding PPP loans), at period end	1.11%	1.22%	1.48%	1.74%	1.91%
1 Does not include loans held for sale.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
October 18, 2021
Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Loans held for sale	$—	$1	$—	$—	$14
Commercial:
Commercial and industrial	$157	$111	$119	$140	$158
PPP	—	1	—	—	—
Leasing	—	—	—	—	1
Owner occupied	67	69	74	76	81
Municipal	—	—	—	—	—
Total commercial	224	181	193	216	240
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	25	28	31	31	37
Total commercial real estate	25	28	31	31	37
Consumer:
Home equity credit line	15	18	19	16	16
1-4 family residential	58	78	80	103	59
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	1	1	—
Other	—	—	—	—	—
Total consumer	74	97	100	120	75
Total nonaccrual loans	$323	$307	$324	$367	$366

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Commercial:
Commercial and industrial	$(2)	$(2)	$8	$15	$51
PPP	—	—	—	—	—
Leasing	—	—	—	—	—
Owner occupied	(1)	—	—	—	(1)
Municipal	—	—	—	—	—
Total commercial	(3)	(2)	8	15	50
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	—	—	—	—	1
Total commercial real estate	—	—	—	—	1
Consumer:
Home equity credit line	1	(1)	(1)	—	—
1-4 family residential	1	—	(1)	(1)	—
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	—	1	1	—	1
Other	—	—	1	1	—
Total consumer loans	2	—	—	—	1
Total net charge-offs (recoveries)	$(1)	$(2)	$8	$15	$52
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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
October 18, 2021
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$12,716	0.20%	$10,253	0.17%	$3,116	0.25%
Securities:
Held-to-maturity	557	2.87%	579	2.91%	672	3.39%
Available-for-sale	18,814	1.56%	17,041	1.63%	14,083	1.95%
Trading account	199	4.41%	211	4.43%	158	4.31%
Total securities	19,570	1.63%	17,831	1.71%	14,913	2.04%
Loans held for sale	52	3.03%	62	2.50%	86	4.32%
Loans and leases:[2]
Commercial - excluding PPP loans	24,854	3.76%	24,560	3.85%	24,909	3.96%
Commercial - PPP loans	3,795	6.66%	5,945	4.56%	6,771	3.03%
Commercial real estate	12,144	3.42%	12,037	3.46%	11,986	3.52%
Consumer	10,058	3.38%	10,228	3.51%	11,327	3.60%
Total loans and leases	50,851	3.82%	52,770	3.77%	54,993	3.68%
Total interest-earning assets	83,189	2.75%	80,916	2.86%	73,108	3.20%
Cash and due from banks	597		579		583
Allowance for credit losses on loans and debt securities	(536)		(647)		(852)
Goodwill and intangibles	1,015		1,015		1,015
Other assets	4,291		4,094		4,129
Total assets	$88,556		$85,957		$77,983
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$37,262	0.05%	$35,987	0.06%	$32,111	0.11%
Time	1,829	0.32%	2,108	0.42%	3,602	0.96%
Total interest-bearing deposits	39,091	0.07%	38,095	0.08%	35,713	0.20%
Borrowed funds:
Federal funds purchased and other short-term borrowings	630	0.08%	834	0.06%	1,078	0.09%
Long-term debt	1,204	2.34%	1,303	2.31%	1,353	2.32%
Total borrowed funds	1,834	1.56%	2,137	1.43%	2,431	1.33%
Total interest-bearing funds	40,925	0.13%	40,232	0.15%	38,144	0.27%
Noninterest-bearing demand deposits	38,320		36,545		30,789
Other liabilities	1,302		1,200		1,406
Total liabilities	80,547		77,977		70,339
Shareholders’ equity:
Preferred equity	440		544		566
Common equity	7,569		7,436		7,078
Total shareholders’ equity	8,009		7,980		7,644
Total liabilities and shareholders’ equity	$88,556		$85,957		$77,983
Spread on average interest-bearing funds		2.62%		2.71%		2.93%
Impact of net noninterest-bearing sources of funds		0.06%		0.08%		0.13%
Net interest margin		2.68%		2.79%		3.06%
Memo: total loans and leases, excluding PPP loans	47,056	3.59%	46,825	3.67%	48,222	3.77%
Memo: total cost of deposits		0.03%		0.04%		0.11%
Memo: total deposits and interest-bearing liabilities	79,245	0.07%	76,777	0.08%	68,933	0.15%
1 Rates are calculated using amounts in thousands and a tax rate of 21% for the periods presented.
2 Net of unamortized purchase premiums, discounts, and deferred loan fees and costs.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
October 18, 2021
GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and to provide a meaningful base for period-to-period and company-to-company comparisons. We use these non-GAAP financial measures to assess our performance, financial position, and for presentations of our performance to investors. We believe that presenting these non-GAAP financial measures permits investors to assess our performance on the same basis as that applied by our management and the financial services industry.
Non-GAAP financial measures have inherent limitations and are not necessarily comparable to similar capital measures that may be presented by other financial services companies. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
Tangible Common Equity and Related Measures
Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. We believe these non-GAAP measures provide useful information about our use of shareholders’ equity and provide a basis for evaluating the performance of a business more consistently, whether acquired or developed internally.

		Three Months Ended
(Dollar amounts in millions)		September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders, net of tax	(a)	$234	$345	$314	$275	$167
Average common equity (GAAP)		$7,569	$7,436	$7,333	$7,166	$7,078
Average goodwill and intangibles		(1,015)	(1,015)	(1,016)	(1,016)	(1,015)
Average tangible common equity (non-GAAP)	(b)	$6,554	$6,421	$6,317	$6,150	$6,063
Number of days in quarter	(c)	92	91	90	92	92
Number of days in year	(d)	365	365	365	366	366
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	14.2%	21.6%	20.2%	17.8%	11.0%

(In millions, except shares and per share amounts)		September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,774	$8,033	$7,933	$7,886	$7,668
Preferred stock		(440)	(440)	(566)	(566)	(566)
Goodwill and intangibles		(1,015)	(1,015)	(1,016)	(1,016)	(1,016)
Tangible common equity (non-GAAP)	(a)	$6,319	$6,578	$6,351	$6,304	$6,086
Common shares outstanding (in thousands)	(b)	156,530	162,248	163,800	164,090	164,009
Tangible book value per common share (non-GAAP)	(a/b)	$40.37	$40.54	$38.77	$38.42	$37.11

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
October 18, 2021
Efficiency Ratio and Adjusted Pre-Provision Net Revenue
The efficiency ratio is a measure of operating expense relative to revenue. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. The methodology of determining the efficiency ratio may differ among companies. We make adjustments to exclude certain items that are not generally expected to recur frequently, as identified in the subsequent schedule, which we believe allow for more consistent comparability among periods. Adjusted noninterest expense provides a measure as to how well we are managing our expenses; adjusted pre-provision net revenue (“PPNR”) enables management and others to assess our ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.

		Three Months Ended
(In millions)		September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$429	$428	$435	$424	$442
Adjustments:
Severance costs		1	—	—	1	1
Other real estate expense, net		—	—	—	1	—
Restructuring costs		—	—	—	(1)	1
Pension termination-related expense		—	—	(5)	—	—
SBIC investment success fee accrual [1]		(4)	9	—	—	—
Total adjustments	(b)	(3)	9	(5)	1	2
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$432	$419	$440	$423	$440
Net interest income (GAAP)	(d)	$555	$555	$545	$550	$555
Fully taxable-equivalent adjustments	(e)	7	7	8	7	7
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	562	562	553	557	562
Noninterest income (GAAP)	(g)	139	205	169	166	157
Combined income (non-GAAP)	(f+g)=(h)	701	767	722	723	719
Adjustments:
Fair value and nonhedge derivative income (loss)		2	(5)	18	8	8
Securities gains (losses), net		(23)	63	11	12	4
Total adjustments	(i)	(21)	58	29	20	12
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$722	$709	$693	$703	$707
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$272	$339	$287	$299	$277
Adjusted PPNR (non-GAAP)	(j)-(c)	290	290	253	280	267
Efficiency ratio (non-GAAP) [2]	(c/j)	59.8%	59.1%	63.5%	60.2%	62.2%
1 The success fee accrual is associated with the unrealized gain/(loss) from our SBIC investment in Recursion Pharmaceuticals, Inc., and is adjusted based on the mark-to-market value of the investment. The unrealized gain/(loss) is excluded from the efficiency ratio through securities gains (losses), net.
2 Excluding the $30 million charitable contribution, the efficiency ratio for the three months ended September 30, 2020 would have been 58.0%.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
October 18, 2021

		Nine Months Ended
(In millions)		September 30, 2021	September 30, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,292	$1,279
Adjustments:
Severance costs		1	—
Restructuring costs		—	2
Pension termination-related expense		(5)	28
SBIC investment success fee accrual [1]		5	—
Total adjustments	(b)	1	30
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,291	$1,249
Net interest income (GAAP)	(d)	$1,655	$1,665
Fully taxable-equivalent adjustments	(e)	22	21
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	1,677	1,686
Noninterest income (GAAP)	(g)	513	408
Combined income (non-GAAP)	(f+g)=(h)	2,190	2,094
Adjustments:
Fair value and nonhedge derivative loss		15	(15)
Securities gains, net		51	(5)
Total adjustments	(i)	66	(20)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,124	$2,114
Pre-provision net revenue (PPNR)	(h)-(a)	$898	$815
Adjusted PPNR (non-GAAP)	(j)-(c)	833	865
Efficiency ratio (non-GAAP)	(c/j)	60.8%	59.1%
1 The success fee accrual is associated with the unrealized gain/(loss) from our SBIC investment in Recursion Pharmaceuticals, Inc., and is adjusted based on the mark-to-market value of the investment. The unrealized gain/(loss) is excluded from the efficiency ratio through securities gains (losses), net.
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